UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

ONEOK, Inc.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ONEOK, Inc.

SUPPLEMENT TO PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD VIRTUALLY ON WEDNESDAY, MAY 25, 2022

Designation of Persons as Proxies; Withdrawal of Director Nominee; Board Size

This proxy statement supplement, dated May 6, 2022 (the “Supplement”), provides updated information with respect to the 2022 Annual Meeting of Shareholders of ONEOK, Inc. (the “Company”) to be held virtually on May 25, 2022 (the “Annual Meeting”).

On April 6, 2022, the Company filed with the Securities and Exchange Commission (the “SEC”) and furnished to shareholders a definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors (the “Board’) of the Company for use at the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of the Company and persons designated by the Board at act as proxies for shareholders of the Company for the proxies solicited by the Board for voting at the Annual Meeting or any adjournment or postponement thereof.

This Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement.

As described in greater detail in a Current Report on Form 8-K filed with the SEC on May 6, 2022, John W. Gibson retired from the Board. Accordingly, Mr. Gibson will not (1) serve as a proxy for shareholders of the Company for the proxies solicited by the Board for voting at the Annual Meeting or any adjournment or postponement thereof or (2) stand for re-election to the Board at the Annual Meeting. As a result, Mr. Gibson’s name has been withdrawn as a proxy and has been withdrawn from nomination for re-election to the Board.

The Board’s prior designation of Stephen B. Allen, Senior Vice President, General Counsel and Assistant Secretary of the Company to serve as a proxy for shareholders of the Company for the proxies solicited by the Board for voting at the Annual Meeting or any adjournment or postponement thereof remains in full force and effect.

Following Mr. Gibson’s retirement from the Board, the size of the Board was reduced to ten (10). Accordingly, no other nominee for election at the Annual Meeting will be named in place of Mr. Gibson.

The remaining nominees named in the Proxy Statement will continue to stand for re-election at the Annual Meeting. Notwithstanding Mr. Gibson’s withdrawal as a nominee for re-election to the Board, the form of proxy card and voter instruction form made available with the Notice of the Annual Meeting remain valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining ten nominees named in the Proxy Statement, and any instruction to vote for Mr. Gibson will be disregarded. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already submitted by shareholders will remain valid and will be voted at the Annual Meeting, unless changed or revoked as described on page 14 of the Proxy Statement. None of the other agenda items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement.

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